                                                                    Exhibit 99.4

Mayville Metal Products Division
of Connell Limited Partnership
Financial Statements
For the Years Ended December 31, 2000 and 1999

                       Report of Independent Accountants


To the Partners of Connell Limited Partnership:

In our opinion, the accompanying balance sheets and the related statements of income and parent investment and cash flows present fairly, in all material respects, the financial position of the Mayville Metal Products Division ("Mayville") of Connell Limited Partnership at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Mayville's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP



February 28, 2001

Mayville Metal Products Division of Connell Limited Partnership
Balance Sheets
December 31, 2000 and 1999 (In Thousands)
--------------------------------------------------------------------------------

                                                              2000        1999

Assets
Current assets:
  Cash and cash equivalents                                $       9   $       7
  Accounts receivable, net                                    18,041      12,350
  Inventories (Note 3)                                        14,358       8,360
  Prepaid insurance                                              120         121
  Other current assets                                            98          73
                                                           ---------   ---------

    Total current assets                                      32,626      20,911
                                                           ---------   ---------

Property, plant and equipment, net (Note 4)                   23,102      22,156
                                                           ---------   ---------

    Total assets                                           $  55,728   $  43,067
                                                           =========   =========

Liabilities and Parent Investment
Current liabilities:
  Cash overdraft (Note 5)                                  $   2,831   $   1,003
  Accounts payable                                             7,850       5,401
  Accrued pension, health and workers' compensation            1,959       2,052
  Accrued management fees, interest and taxes                  3,173       1,719
  Accrued expenses                                             5,242       4,710
  Alliant Savings Contract - current (Note 6)                    251           -
  Amounts due Parent (Note 2)                                    617         476
                                                           ---------   ---------

    Total current liabilities                                 21,923      15,361
                                                           ---------   ---------

Long-term debt (Note 5)                                       24,794      27,711
Alliant Savings Contract - long-term (Note 6)                    846           -

Commitments and contingencies (Note 10)
                                                           ---------   ---------

    Total liabilities                                         47,563      43,072
                                                           ---------   ---------

Parent investment (Note 2)                                     8,165          (5)
                                                           ---------   ---------

    Total liabilities and parent investment                $  55,728   $  43,067
                                                           =========   =========

  The accompanying notes are an integral part of these financial statements.

Mayville Metal Products Division of Connell Limited Partnership
Statements of Income and Parent Investment
For the Years Ended December 31, 2000 and 1999 (In Thousands)
--------------------------------------------------------------------------------


                                                            2000         1999

Net sales                                               $  170,815    $ 125,947

Cost of sales                                              139,930       99,779
                                                        ----------    ---------

     Gross profit                                           30,885       26,168

Selling and marketing expenses                               3,713        3,584
General and administrative expenses                         10,432        8,032
                                                        ----------    ---------

     Total operating expenses                               14,145       11,616
                                                        ----------    ---------

Operating income                                            16,740       14,552

Interest expense, parent                                     1,341        1,434
Other income                                                   (15)        (107)
                                                        ----------    ---------

     Net income (Note 2)                                $   15,414    $  13,225
                                                        ==========    =========

Parent investment, beginning of year                    $       (5)   $  (7,014)

Net income (Note 2)                                         15,414       13,225
Distribution for taxes (Note 2)                             (7,244)      (6,216)
                                                        ----------    ---------

Parent investment, end of year                          $    8,165    $      (5)
                                                        ==========    =========

  The accompanying notes are an integral part of these financial statements.

Mayville Metal Products Division of Connell Limited Partnership
Statements of Cash Flows
For the Years Ended December 31, 2000 and 1999 (In Thousands)
--------------------------------------------------------------------------------

                                                                           2000          1999
Cash flows from operating activities:
 Net income                                                            $  15,414      $  13,225
 Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation                                                           4,691          4,563
    Gain on sale of property, plant and equipment                            (15)          (106)
    Changes in operating assets and liabilities:
      Accounts receivable                                                 (5,691)        (2,638)
      Inventories                                                         (5,998)        (2,237)
      Prepaid insurance                                                        1            (92)
      Other current assets                                                   (25)           (36)
      Accounts payable                                                     2,449            966
      Accrued pension, health and workers' compensation                      (93)           555
      Accrued management fees, interest and taxes                          1,454             25
      Accrued expenses                                                       532            700
      Amounts due Parent                                                     141           (180)
                                                                       ---------      ---------

      Net cash provided by operating activities                           12,860         14,745
                                                                       ---------      ---------

Cash flows from investing activities:
 Purchases of property, plant and equipment                               (5,637)        (4,515)
 Proceeds from sale of property, plant and equipment                          15            446
                                                                       ---------      ---------

      Net cash used by investing activities                               (5,622)        (4,069)
                                                                       ---------      ---------

Net cash flows before financing activities                                 7,238         10,676
                                                                       ---------      ---------

Cash flows from financing activities:
 Change in cash overdraft                                                  1,828           (442)
 Proceeds from Alliant Savings Contract                                    1,300              -
 Payments on Alliant Savings Contract                                       (203)             -
 Payments on long-term debt, net                                          (2,917)        (4,017)
 Distribution for taxes                                                   (7,244)        (6,216)
                                                                       ---------      ---------

      Net cash used by financing activities                               (7,236)       (10,675)

Net increase in cash                                                           2              1

Cash, beginning of year                                                        7              6
                                                                       ---------      ---------

Cash, end of year                                                      $       9      $       7
                                                                       =========      =========

Supplemental disclosure of cash flow information:
 Cash paid during the year for interest                                $     822      $   1,021
 Cash paid during the year for income taxes                            $   5,973      $   6,269

  The accompanying notes are an integral part of these financial statements.

Mayville Metal Products Division of Connell Limited Partnership
Notes to Financial Statements
--------------------------------------------------------------------------------

1.   Description of Business

     Mayville Metal Products Division (the "Division" or "Mayville") is a division of Connell Limited Partnership ("CLP" or "Parent") and is a manufacturer, supplier and integrator of frames and enclosures principally to the telecommunications and semiconductor industries.


2.   Summary of Significant Accounting Policies

     Basis of Presentation and Relationship with Connell Limited Partnership The accompanying financial statements present the Division's financial position and its results of operations as it operated within Connell Limited Partnership.

     Management of external legal counsel activities, if any, and certain legal agreement reviews, partnership tax preparation, external financial reporting, policy setting, banking activities, and general management oversight have historically been performed by CLP on behalf of the Division. Under the terms of the service arrangement between the Division and CLP, Mayville is charged a monthly fee of 1.5% of net revenue for these services. This fee is reviewed and adjusted annually at the end of the year to approximate the Division's share of actual costs allocated based on CLP management's estimated time expended with respect to the Division. Mayville has recorded $2,201,000 and $1,385,000 related to these services for the years ended December 31, 2000 and 1999, respectively, which is included in general and administrative expenses in the Statements of Income and Parent Investment. Management believes these fees are reasonable and approximate the estimated cost of services incurred for each period presented. Additional items, such as benefit plans, insurance coverage and other identifiable costs, are charged to Mayville by CLP based on direct costs attributable to the Division. Such amounts approximated $4,415,000 and $3,171,000 for the years ended December 31, 2000 and 1999, respectively, and are included in the accompanying statements of income and parent investment.

     Cash and short-term investment activities pertaining to the Division are included in CLP's centralized cash concentration system. Accordingly, the Division's principal operating cash receipts and disbursements are transacted through CLP's consolidated debt facility. Net receipts and disbursements are reported as a financing activity in the accompanying statements of cash flows.

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentrations of Credit Risk
     The financial instruments that potentially subject Mayville to credit risk consist primarily of accounts receivable. At December 31, 2000 and 1999, the Division maintained an allowance for doubtful accounts of $161,000 and $163,000, respectively.

     During 2000, sales to four customers accounted for 90% of sales. At December 31, 2000, accounts receivable from two customers account for 57% of the accounts receivable balance.

     During 1999, sales to three customers accounted for 77% of sales. At December 31, 1999, accounts receivable from four customers account for 80% of the accounts receivable balance.

Mayville Metal Products Division of Connell Limited Partnership
Notes to Financial Statements
--------------------------------------------------------------------------------

     Revenue Recognition
     Revenue from product sales is recognized upon shipment to the customer, provided that the price is fixed and determinable, collection is probable and there are no material known uncertainties with respect to customer acceptance.

     Inventories
     Inventories are recorded at the lower of cost or market. The first in, first-out (FIFO) method is used to determine the cost of all inventories.

     Property, Plant and Equipment
     Property, plant and equipment are stated at cost. Depreciation of property, plant and equipment is computed using the straight-line method based on estimates of useful lives. The estimated useful lives are principally 10 to 25 years for buildings and improvements and 3 to 15 years for machinery and equipment. Leasehold improvements are amortized over the lesser of the lease term or their estimated useful lives using the straight-line method. Maintenance and repairs are charged to expense as incurred. Additions, improvements and major rebuilds are capitalized.
     Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in operations.

     Long-Lived Assets
     The Division periodically evaluates the net realizable value of long-lived assets including property, plant and equipment, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying value of an asset is assessed when the undiscounted, expected future operating cash flows derived from the asset are less than its carrying value. If an asset is determined to be impaired, it would be reported at fair value. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

     Parent Investment
     Parent investment includes CLP's investment in Mayville, which is comprised of the Division's accumulated results reduced by annual distributions to CLP.

     Pension and Other Postretirement Benefit Plans
     The Division participates in defined benefit plans of CLP covering substantially all employees and a multiemployer plan. CLP's funding policy is to contribute, at a minimum, the statutory required amounts. Also on behalf of the Division, CLP provides postretirement healthcare and life insurance benefits for certain employees and retirees.

     Income Taxes
     Income taxes attributable to the Division are paid directly by CLP's partners. Pursuant to the terms of CLP's partnership agreement, the Division is assessed a 47% charge based on book income.

     Research and Development
     Research and development expenditures are expensed when incurred.

     Advertising
     Advertising costs are expensed when incurred.

Mayville Metal Products Division of Connell Limited Partnership
Notes to Financial Statements
--------------------------------------------------------------------------------

3.   Inventories

     Inventories consist of the following (in thousands):

                                                        December 31,
                                                    2000            1999

            Finished goods                       $  4,466        $  3,504
            Work in progress                          723             687
            Raw materials                           9,169           4,169
                                                 --------        --------
                Total                            $ 14,358        $  8,360
                                                 ========        ========
4.          Property, Plant and Equipment

            Property, plant and equipment consists of the following (in thousands):

                                                         December 31,
                                                    2000            1999

            Land                                 $  1,177        $  1,177
            Building and improvements              11,516          10,611
            Machinery and equipment                41,287          36,821
            Construction in progress                1,493           1,277
                                                 --------        --------
                                                   55,473          49,886
            Less: accumulated depreciation        (32,371)        (27,730)
                                                 --------        --------
            Property, plant and equipment, net   $ 23,102        $ 22,156
                                                 ========        ========

            Depreciation expense for the years ended December 31, 2000 and 1999 approximated $ 4,691,000 and $4,563,000, respectively.

5.          Long-Term Debt

            Long-term debt consists of the following (in thousands):

                                                       December 31,
                                                   2000            1999

            Acquisition debt                     $ 10,694        $ 13,611
            Industrial Revenue Bonds ("IRB")       14,100          14,100
                                                 --------        --------
                                                 $ 24,794        $ 27,711
                                                 ========        ========

Mayville Metal Products Division of Connell Limited Partnership
Notes to Financial Statements
--------------------------------------------------------------------------------

     The acquisition debt amount reflects an allocation of CLP's general debt used in the acquisition of CLP's various businesses. This amount is subsequently adjusted for distributions to CLP and cash generated or used since acquisition. The bank note agreement that the acquisition debt relates to provides CLP with the option to borrow at the bank's base lending rate, London Interbank Offered Rate (LIBOR), Bankers' Acceptances (BA's) or via competitive bid loans. The agreement allows for a spread to be added to the reference index based on certain performance benchmarks related to interest coverage. During the years ended December 31, 2000 and 1999, the spreads ranged from 0% to 2% and 0% to 5/8%, respectively, depending upon the rate option utilized.

     The weighted average interest rate was 8.36% and 6.21% during 2000 and 1999, respectively, and 8.7% and 7.1% at December 31, 2000 and 1999, respectively.

     CLP has agreed to pay a facility fee on the commitment, less outstanding base rate borrowings. The fee ranges from 1/4% to 3/8% per annum in accordance with certain benchmarks related to interest coverage.

     The credit agreement requires the maintenance of certain defined financial ratios related to CLP's consolidated minimum capitalization, debt-to-capitalization and interest coverage. In addition, there are certain restrictive covenants, primarily limitations on partners' distributions and the pledging of assets. CLP was in compliance with all covenants of the credit agreements as amended on December 28, 2000.

     The Industrial Revenue Bonds ("IRB") were issued in conjunction with the Division's Arizona and North Carolina manufacturing facilities. The Arizona facility IRB amounts to $5,100,000 and matures on July 1, 2015.
     The North Carolina IRB amounts to $9,000,000 and matures on May 23, 2020. The IRBs bear interest at market rates adjusted weekly in accordance with the indentures. The weighted average interest rate was approximately 4.24% and 3.41% during 2000 and 1999, respectively and was 5.03% and 5.16% at December 31, 2000 and 1999, respectively.

     The IRBs are supported by bank letters of credit. In addition, the debt holders of the IRBs have a priority lien on certain property, plant and equipment of the Division's North Carolina and Arizona manufacturing facilities. The net book value of the collateral is approximately $8,600,000. In connection with the sale of the Division, the IRBs will be fully paid (Note 11).

     Checks issued by Mayville but not presented for payment against CLP's revolving credit facility approximated $2,831,000 and $1,003,000 at December 31, 2000 and 1999, respectively, and are included in cash overdraft in the accompanying balance sheets.

6.   Alliant Savings Contract

     In February 2000, Mayville entered into a shared savings arrangement with a utility company to acquire energy efficient machinery and equipment. Principal of $1,300,000 and interest, at 3%, are payable in 60 equal monthly installments beginning on March 1, 2000. The contract is collateralized by the equipment purchased. Interest expense recognized during the year ended December 31, 2000 was approximately $30,000.

Mayville Metal Products Division of Connell Limited Partnership
Notes to Financial Statements
--------------------------------------------------------------------------------

7.   Fair Value of Financial Instruments

     The carrying amounts reported in the balance sheets for accounts receivable, accounts payable and certain other current liabilities approximate fair value because of the immediate or short-term nature of these financial instruments.

8.   Employee Benefit Plans

     Pension Plans
     The Division participates in CLP's defined benefit cash balance pension plan covering substantially all salaried, non-union employees. CLP's funding policy is to contribute, at a minimum, the statutory required amounts. The Division's pension cost with respect to this plan was $202,000 and $171,000 for the years ended December 31, 2000 and 1999, respectively. The Division also makes contributions to certain multiemployer plans. The expense under these plans approximated $587,000 and $458,000 for the years ended December 31, 2000 and 1999, respectively.

     Profit-Sharing and Savings Plan
     The Division also participates in CLP's defined contribution profit-sharing and savings plan for all nonunion hourly and salaried employees, a savings plan for certain hourly union employees in accordance with a collective bargaining agreement, and incentive compensation plans for certain management personnel. Mayville's expense under these plans for the years ended December 31, 2000 and 1999 was approximately $1,380,000 and $940,000, respectively.

     Postretirement Health Care and Life Insurance Benefits
     The Division participates in CLP's postretirement health care and life insurance benefits plan covering certain eligible employees of certain divisions. The Division's postretirement benefit cost with respect to this plan approximated $15,000 and $19,000 for the years ended December 31, 2000 and 1999, respectively.

9.   Leases

     The Division leases certain real estate, machinery, equipment and vehicles in the normal course of business under various operating leases. Lease agreements frequently include renewal options and require that Mayville pay for utilities, taxes, insurance and maintenance expenses. Rental expense associated with operating leases for the years ended December 31, 2000 and 1999 approximated $832,000 and $452,000, respectively.

     Minimum aggregate noncancelable lease commitments as of December 31, 2000 are as follows:
                                      (in thousands)

     2001                             $  992,000
     2002                                610,000
     2003                                500,000
     2004                                452,000
     2005                                161,000
                                      ----------

                                      $2,715,000
                                      ==========

Mayville Metal Products Division of Connell Limited Partnership
Notes to Financial Statements
-------------------------------------------------------------------------------

10.  Commitments and Contingencies

     The Division is subject to various liabilities resulting from transactions arising in the ordinary course of business and is involved in claims and legal proceedings in which damages and other remedies are sought. There are also potential claims and liabilities under federal and state laws and regulations related to environmental matters. The Division makes accruals for exposures which are probable and estimable.

     Mayville is subject to loss contingencies resulting from environmental laws and regulations, which include obligations to remove or remediate the effects on the environment of the disposal or release of certain wastes and substances at the Mayville manufacturing facility in Mayville, Wisconsin. The Division has established an accrual for environmental remediation costs where it is probable that a loss has been incurred and the amount of the loss can reasonably be estimated. The reliability and precision of the loss estimates are affected by numerous factors and remedial actions. Actual costs to be incurred for environmental cleanup may vary from previous estimates and the assertion of additional claims. The Division adjusts its accruals as new remediation requirements are defined, as information becomes available permitting reasonable estimates to be made and to reflect new and changing facts. The December 31, 2000 and 1999 balance sheets of the Division include an environmental remediation accrual (undiscounted) in the amount of $200,000 and $230,000, respectively.

11.  Sale of Division

     On January 23, 2001, CLP entered into an agreement to sell the Division. On February 16, 2001 the sale was completed. No adjustments, which may be required by this transaction, have been recorded in the accompanying financial statements.